Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 29, 2023, by and among Cantor Fitzgerald Income Trust Operating Partnership, L.P., a Delaware limited partnership (“Borrower”), Cantor Fitzgerald Income Trust, Inc., a Maryland corporation (“Holdings”), EACH OF THE ENTITIES IDENTIFIED AS “SUBSIDIARY GUARANTORS” ON THE SIGNATURE PAGES OF THIS AMENDMENT (the “Subsidiary Guarantors”; Holdings and the Subsidiary Guarantors are hereinafter referred to collectively as the “Guarantors” and each individually as a “Guarantor”), CITIZENS BANK, N.A., a national banking association (“Citizens”), individually as a Lender and as administrative agent for itself and the other lenders (the “Lenders”) from time to time a party to the Credit Agreement (as hereinafter defined) (Citizens, in its capacity as administrative agent, is hereinafter referred to as “Administrative Agent”), and EACH OF THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO.

W I T N E S S E T H:

WHEREAS, the Borrower, Guarantors, Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of July 23, 2021, as amended by that certain First Amendment to Credit Agreement dated as of February 2, 2022, and as further amended by that certain Second Amendment to Credit Agreement dated as of January 26, 2023 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Agreement”, and as the same may thereafter be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower and the Guarantors executed and delivered to Administrative Agent and the Lenders that certain Guarantee Agreement dated as of July 23, 2021, as affected by those certain Subsidiary Joinder Agreements dated as of March 11, 2022 and April 14, 2022 (collectively, the “Guarantee Agreement”);

WHEREAS, Borrower and the Guarantors executed and delivered to Administrative Agent and the Lenders that certain Environmental and Hazardous Materials Indemnity Agreement dated as of July 23, 2021 in favor of Administrative Agent and the Lenders, as affected by those certain Subsidiary Joinder Agreements dated as of March 11, 2022 and April 14, 2022 (collectively, the “Environmental Indemnity”);

WHEREAS, pursuant to Section 2.11 of the Loan Agreement, Borrower has requested an Incremental Commitment in the amount of $25,000,000 (the “Incremental Commitment”) and, subject to the terms and conditions of this Amendment and the Increasing Lender Supplement dated as of the date hereof, Citizens Bank, N.A., as a Lender, has agreed to extend such Incremental Commitment and increase its Revolving Commitment to $75,000,000, thereby increasing the current, aggregate principal amount of the Revolving Commitments under the Credit Agreement to $125,000,000; and

WHEREAS, the parties hereto, including Lenders that constitute all of the Lenders required to consent to the amendments and modifications to the Existing Documents set forth herein, have determined to make such amendments and modifications;

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.
Definitions. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The following terms shall have the following meanings for purposes of this Amendment and the provisions contained herein:
(a)
“Existing Documents” means the Existing Agreement, each “Loan Document”, “Credit Document”, “Financing Agreement”, “Transaction Document” or “Related Document” (or other analogous or similar defined term) and all other agreements, documents and instruments executed and delivered in connection with the Existing Agreement and the extensions of credit thereunder, each as amended or otherwise modified immediately prior to giving effect to this Amendment, including without limitation any note, guarantee, security document, mortgage, or certificate; provided, that no derivative, swap agreement, hedge agreement or ISDA confirmation (or other analogous or similar document) shall constitute an Existing Document for purposes of this Amendment or the provisions contained in this Amendment.
(b)
“Loan Party” means any Borrower, guarantor, grantor, loan party or other person having any other analogous or similar role under the Existing Agreement or any other applicable Existing Document.
2.
Incremental Commitments.
(a)
Immediately upon the effectiveness of this Amendment, the Revolving Commitments shall be increased to an aggregate principal amount of $125,000,000 and all references to the Revolving Commitments and to the maximum principal amount of the Revolving Loans in the Existing Documents shall be amended accordingly. Upon the effectiveness of this Amendment, the "Revolving Commitments", "Revolving Exposure", and "Revolving Facility", each as defined in the Credit Agreement, shall include the Incremental Commitment, and each reference to “Revolving Loans” in the Loan Documents shall be deemed to include any Incremental Facility extended under the Incremental Commitment. Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety to reflect the updated aggregate Revolving Commitment amount, and the updated Applicable Percentages of the Lenders. In connection with the execution of this Amendment, Citizens Bank, N.A. (the “Existing Modifying Lender”) shall receive a Revolving Loan Note based on the Incremental Commitment (the “Incremental Commitment Note”), which Incremental Commitment Note shall constitute a Revolving Loan Note under the Credit Agreement and the other Loan Documents and shall supplement Existing Modifying Lender’s existing Revolving

Loan Note (the “Existing Note”) and shall not be a novation. Any and all references in the Credit Agreement and the Other Loan Documents to the Note(s) and/or Revolving Loan Note(s) of such Existing Modifying Lender shall hereafter refer to both the Incremental Commitment Note and the Existing Note.

(b)
The first sentence of Section 2.11(a) of the Credit Agreement is hereby amended, restated, and replaced in its entirety with the following: “The Borrower may, from time to time, by written notice to the Administrative Agent, request additional Revolving Commitments (collectively, “Incremental Commitments”), from one or more Lenders (in the sole discretion of such Lenders) or Eligible Assignees who will become Lenders, by an aggregate principal amount of up to Seventy-Five Million and 00/100 Dollars ($75,000,000.00), so long as, after giving effect thereto, the aggregate amount of the Revolving Commitments hereunder does not exceed Two Hundred Million and 00/100 Dollars ($200,000,000.00); provided that at the time of the incurrence of such Incremental Commitments and immediately after giving effect thereto and to the use of the proceeds thereof (assuming the full utilization thereof), (A) no Material Default shall have occurred and be continuing or would result therefrom, and (B) the Consolidated Total Leverage Ratio shall be less than or equal to sixty percent (60%); provided, further, that each such Person, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent and, in connection with any additional Revolving Commitment, the L/C Issuer (which approvals shall not be unreasonably conditioned, withheld or delayed).”
3.
Collateral Pool Maximum Concentration. Section 7.12(l) of the Credit Agreement is hereby amended and restated as follows:

“(l) Collateral Pool Maximum Concentration.

(i) Commencing twelve (12) months following the Agreement Date, and at all times thereafter, retail Collateral Pool Properties to comprise more than 20% of the aggregate Collateral Pool Property Value of all Collateral Pool Properties;

(ii) commencing twenty-four (24) months following the Agreement Date, and at all times thereafter, any single geographic submarket (as defined by the CoStar Group) in which the Collateral Pool Properties are 100% leased to Credit Tenants to contain Collateral Pool Properties accounting for more than 35% of the aggregate Collateral Pool Property Value of all Collateral Pool Properties (or such lesser concentration, if any, set forth in Borrower’s or Holdings’ Organizational Documents) (with compliance certified as of the last day of each fiscal quarter for the Measurement Period then ended in a Compliance Certificate delivered pursuant to Section 6.1 and at each other date of determination); and

(iii) commencing twenty-four (24) months following the Agreement Date, and at all times thereafter, any single geographic submarket (as defined by the CoStar Group) in which the Collateral Pool Properties are not 100% leased to Credit Tenants to contain Collateral Pool Properties accounting for more than 25% of the aggregate Collateral Pool Property Value of all Collateral Pool Properties (or such lesser concentration, if any, set forth in Borrower’s or Holdings’ Organizational Documents)

(with compliance certified as of the last day of each fiscal quarter for the Measurement Period then ended in a Compliance Certificate delivered pursuant to Section 6.1 and at each other date of determination);

provided that notwithstanding the foregoing, a failure to satisfy the requirements of the foregoing clauses (i)-(iii) shall not result in a Default or Event of Default, or result in any Real Estate Asset not being included as a Collateral Pool Property, but any Net Operating Income in excess of any such limitation shall be excluded for purposes of this Agreement, including for purposes of calculating Collateral Pool Property Value.”

4.
Conditions to Effectiveness. This Amendment shall become effective as of the date hereof (the “Effective Date”) if, and only if, the following conditions precedent have been satisfied:
(a)
Amendment. The Administrative Agent has received this Amendment executed and delivered by a duly authorized officer of each Lender, the Borrower and each other Loan Party.
(b)
Representations and Warranties. The representations and warranties of each Loan Party set forth in the Existing Agreement (including, without limitation, as set forth in Article 5 thereof) and in each other Existing Document, respectively and as applicable, are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” are true and correct in all respects as so qualified) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date.
(c)
No Material Default. No Material Default shall exist, or would result from the proposed Credit Extension hereunder or from the application of the proceeds therefrom (including compliance with the Collateral Pool Availability after giving effect to the making of the requested Loans).
(d)
Consolidated Total Leverage Ratio. Immediately after giving effect to the Incremental Commitment and to the use of the proceeds thereof (assuming the full utilization thereof), the Consolidated Total Leverage Ratio shall be less than or equal to sixty percent (60%).
(e)
Borrower’s Certificate; Closing Certificates; Opinions of Counsel. Administrative Agent shall have received (i) (x) a Solvency Certificate and (y) a Compliance Certificate, each dated as of the Effective Date and executed by a Financial Officer of the Borrower, certifying that the conditions set forth in clauses (b), (c) and (d) are satisfied, and (ii) closing certificates, opinions of counsel and other documentation requested by the Administrative Agent; provided, that, the foregoing requirements of this Section 4(e) shall be deemed satisfied upon the Administrative Agent’s authorization to close escrow in connection with the Incremental Commitment.
(f)
Fees. The Borrower agrees to pay (i) the fees set forth in the Fee Letter (as the same may be amended from time to time) with respect to the Incremental Commitment

(without duplication of any fees already provided for in the Credit Agreement), in the amounts set forth therein, to the Persons and for the account of the Persons identified therein; and (ii) to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party, if any.
5.
Effect of Amendment; Acknowledgments by Borrower and Guarantors. Each of Administrative Agent, the Lenders, Borrower, and the Guarantors hereby acknowledges, confirms, and agrees that, from and after the Effective Date:
(a)
Any and all references to the “Credit Agreement” (however defined or described) in any Existing Document, and in any other document or instrument incidental thereto, will mean a reference to the Existing Agreement as amended pursuant to this Amendment (and as the Credit Agreement from time to time may be further amended, restated, supplemented or otherwise modified), and the Existing Documents are hereby amended accordingly, mutatis mutandis. Without limiting the generality of the foregoing, each reference in the Existing Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import will mean, from and after the Effective Date, a reference to the Existing Agreement as hereby modified.
(b)
On and after the Effective Date, each reference in any Existing Document to such Existing Document, and the use therein of “hereunder”, “herein” or words of like import referring to such Existing Document, and each reference in the other Existing Documents to another Existing Document and the use therein of “thereunder”, “thereof” or words of like import referring to such Existing Document, shall, in each case, mean and be a reference to such Existing Document as amended by this Amendment.
(c)
The terms and provisions of this Amendment modify and supersede all inconsistent terms and provisions of the Existing Agreement and the other Existing Documents. Except as expressly modified by this Amendment, the terms and conditions of the Existing Agreement and the other Existing Documents, respectively, remain in full force and effect, without modification, and in all respects are hereby ratified, confirmed, and reaffirmed, and Borrower and the Guarantors hereby reaffirm each Lien granted by each Loan Party pursuant to the Collateral Documents, respectively and as applicable, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Existing Documents (including without limitation the Guarantee Agreement and the Environmental Indemnity).
(d)
The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of Administrative Agent or any Lender under any of the Existing Documents, nor constitute a waiver of any breach, Default or Event of Default under the Existing Documents (whether or not known to Administrative Agent or the Lenders and whether or not existing on the date of this Amendment) or any provision of the Existing Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Documents.

(e)
Each party hereto acknowledges and agrees that, on and after the Effective Date, this Amendment will constitute a Loan Document for all purposes hereunder.
6.
Consent of Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Existing Agreement as set forth herein, and Borrower and Guarantors hereby acknowledge, represent and agree that the Existing Agreement, as modified and amended herein, and the other Existing Documents (including, without limitation, the Guarantee Agreement and the Indemnity) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such Persons in accordance with their respective terms, and that the Guarantee Agreement and the Indemnity extend to and apply to the foregoing documents as modified and amended.
7.
No Actions, Claims, Etc. As of the Effective Date, each of Borrower and each Guarantor hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, counterclaims, offsets, demands, damages, and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.
8.
Representations and Warranties. Borrower and Guarantors represent and warrant to Administrative Agent and the Lenders as follows:
(a)
Each Loan Party has all requisite power and authority to execute, deliver and perform its respective obligations under this Amendment. The execution, delivery and performance of this Amendment (i) are within such Loan Party’s corporate or other powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not (A) contravene the terms of any of such Person’s Organizational Documents, (B) violate any applicable law, or (C) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Lien permitted by Section 7.2 of the Existing Agreement) under, (x) any contractual obligation to which such Person is a party or affecting such Person or the properties of such Person or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.
(b)
This Amendment has been duly executed and delivered by each Loan Party that is a party thereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(c)
No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery, or performance by, or enforcement against, any Loan Party of this Amendment, except for the approvals, consents, exemptions, authorizations, actions, notices, and filings which have been duly obtained, taken, given or made and are in full force and effect.

(d)
None of the Organizational Documents of any Loan Party have been modified or amended from the documents most recently delivered to the Administrative Agent and the Lenders.
(e)
Each of the Loan Parties has consulted with independent legal counsel of such Person’s selection in connection with this Amendment and is not relying on any representations or warranties of Administrative Agent and the Lenders or their counsel in entering into this Amendment.
9.
Expenses. The Borrower hereby agrees to pay all reasonable out-of-pocket legal expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and each other document contemplated hereby (including, without limitation, the reasonable fees and expenses of counsel).
10.
Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.
11.
Further Assurances. The Borrower and each other Loan Party each agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.
12.
Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
13.
Entire Agreement. This Amendment, the Existing Agreement (as amended hereby) and the other applicable Existing Documents (as amended hereby) constitute the entire agreement among the parties to the Existing Agreement and such other applicable Existing Document with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.
14.
Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Agreement and each other applicable Existing Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.
15.
Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.

16.
Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Agreement.
17.
Counterparts; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Except as otherwise expressly provided herein this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) the Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.
18.
Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signatures appear on following page(s).]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

CANTOR FITZGERALD INCOME TRUST OPERATING PARTNERSHIP, L.P.,

a Delaware limited partnership

By: Cantor Fitzgerald Income Trust, Inc.,

its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

HOLDINGS: Cantor Fitzgerald Income Trust, Inc., a Maryland corporation By: /s/ Christopher Milner Name: Christopher Milner Title: President

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[Signature Page to Third Amendment to Credit Agreement]

SUBSIDIARY GUARANTORS:

10801 Madison Avenue Owner, LLC,

a Delaware limited liability company

By: Cantor Fitzgerald Income Trust Operating

Partnership, L.P., its Managing Member

By: Cantor Fitzgerald Income Trust, Inc., its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

651 E CORPORATE DRIVE, LLC,

a Delaware limited liability company

By: Cantor Fitzgerald Income Trust Operating Partnership, L.P., its Sole Member

By: Cantor Fitzgerald Income Trust, Inc., its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

NORTH DE ANZA BOULEVARD, LLC,

a Delaware limited liability company

By: Cantor Fitzgerald Income Trust Operating Partnership, L.P., its Managing Member

By: Cantor Fitzgerald Income Trust, Inc., its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

[Signatures continue on following page(s).]

[Signature Page to Third Amendment to Credit Agreement]

1840 LONGMIRE ROAD OWNER, LLC,

a Delaware limited liability company

By: 1840 Longmire Road, LLC,

a Delaware limited liability company,

its sole member

By: 1840 Longmire Road Owner Manager, LLC,

a Delaware limited liability company,

its manager

By: Cantor Fitzgerald Income Trust Operating Partnership, L.P., its sole member

By: Cantor Fitzgerald Income Trust, Inc., its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

5303 FISHER ROAD OWNER, LLC,

a Delaware limited liability company

By: Cantor Fitzgerald Income Trust Operating Partnership, L.P., its Managing Member

By: Cantor Fitzgerald Income Trust, Inc., its General Partner

By: /s/ Christopher Milner

Name: Christopher Milner

Title: President

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[Signature Page to Third Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

CITIZENS BANK, N.A.,

as Administrative Agent

By: /s/ Connor Kellogg
Name: Connor Kellogg
Title: Vice President

LENDERS:

CITIZENS BANK, N.A.,

as a Lender

By: /s/ Connor Kellogg
Name: Connor Kellogg
Title: Vice President

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[Signature Page to Third Amendment to Credit Agreement]

BMO BANK N.A.,

as a Lender

By: /s/ Joseph C. Schweitzer
Name: Joseph C. Schweitzer
Title: Director

[Signature Page to Third Amendment to Credit Agreement]

SCHEDULE 2.1

COMmitMENTS

Lender	Revolving Commitment	Revolving Commitment Applicable Percentage	Commitment in respect of L/C Sublimit	Total Commitments
Citizens Bank, N.A.	$75,000,000	60%	$10,000,000	$75,000,000
BMO Bank N.A. (successor to BMO Harris Bank N.A.)	$50,000,000	40%	$0	$50,000,000
Totals	$125,000,000	100%	$10,000,000	$125,000,000